UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): February 24, 2025
Amalgamated Financial Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-40136	85-2757101
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
275 Seventh Avenue, New York, New York 10001
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 895-8988
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AMAL	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Searby Amended & Restated Employment Agreement

On February 24, 2025, the Company, Amalgamated Bank and Sean Searby, the Company's and the Bank’s EVP, Chief Information and Operations Officer, entered into an Amended & Restated Employment Agreement that amends and restates Mr. Searby's Employment Agreement, dated August 24, 2022 (the "Searby Employment Agreement" and as amended and restated, the "Searby Amended & Restated Employment Agreement"). The Searby Amended & Restated Employment Agreement and the employment relationship shall continue for thirty-six (36) full calendar months (the “Term,” which shall include any periods covered by renewals). Commencing on January 1, 2026 and continuing on January 1 of each year thereafter (each, an “Anniversary Date”), the Agreement shall renew for an additional twelve (12) months such that the remaining Term shall be thirty-six (36) months, unless the Company or Mr. Searby gives the other Party written notice of its/his election not to extend the term at least ninety (90) days prior to the applicable Anniversary Date.

Beginning with the fiscal year commencing January 1, 2025, the Company shall pay to Mr. Searby a base salary (“Base Salary”) at an annual rate equal to $420,000, and the Company may, at the discretion of the Board, at any time and from time to time prospectively (i) increase Mr. Searby’s Base Salary, or (ii) decrease Mr. Searby’s Base Salary as part of an across-the-board percentage reduction for its other senior executives, provided such reduction shall be pari passu with the CEO. In addition, Mr. Searby will be (i) eligible to receive an annual bonus, under the Company’s annual incentive plan, targeted at 40% of his base salary, based on the achievement of performance metrics established by the Company’s Board of Directors (the “Annual Target Bonus”), and (ii) he will be entitled to equity-based incentive compensation under the Company’s equity incentive plans, with an aggregate potential value equal to 40% of his Base Salary (the "Target Grant"), subject to increase at the discretion of the Compensation Committee and approval by the Board. Mr. Searby is entitled to participate in applicable employee benefit plans and perquisite programs of the Company, which are generally available to other senior executives.

On September 1, 2025, the Mr. Searby will receive a one-time retention award of restricted stock units that have a value equal to $420,000 (based upon the closing price on the immediately preceding day).

Searby Severance Payments

If at any time during the Term of his Agreement, the Company terminates Mr. Searby’s employment without Cause, his employment terminates due to the Company’s non-renewal of the then-current Term, or he terminates his employment upon notice with Good Reason, as those terms are defined in the Amended & Restated Employment Agreement, subject to the receipt of a valid release agreement, the terminated executive will receive a severance payment in an amount equal to the sum of (i) twelve (12) months of his base salary in effect on the date of such termination, (ii) an amount equal to the Annual Target Bonus in effect for the fiscal year in which the date of such termination occurs, and (iii) an amount equal to the Annual Target Bonus in effect for the fiscal year in which his employment terminates, pro rated based on the portion of such fiscal year prior to the termination date during which he was employed, which sum shall be payable in equal monthly installments for a period of twelve (12) months; provided that, if (A) such termination occurs within twelve (12) months following a Change in Control (as defined in the Amended & Restated Employment Agreement) or (B) the Company terminates his employment without Cause within ninety (90) days’ prior to a Change in Control and he reasonably demonstrates that such termination was at the request of the eventual acquirer in connection with such Change in Control, such severance payment shall be in an amount equal to the sum of (i) twenty-one (21) months of the Base Salary in effect on the date of such termination, and (ii) an amount equal to one hundred seventy-five percent (175%) of the Annual Target Bonus in effect for the fiscal year in which the date of such termination occurs, payable in equal monthly installments for a period of twenty-one (21) months. If not yet paid, he will also receive in full any prior year’s Annual Bonus not yet paid as of the termination date, payable on the normal payment date provided under the plan and paid entirely in cash.

In addition, subject to certain conditions, the Company shall pay the premiums for any “COBRA” continuation health coverage for which the executive is eligible during a 12-month period under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”) (or any successor provision).

Under the Searby Amended & Restated Employment Agreement, if his employment is terminated for Cause, due to an election not to renew the then-current term of the Agreement, by him without Good Reason, or due to death or Disability, as those terms are defined in the Agreement, he is not entitled to any of the severance benefits described in the preceding paragraphs.

The Searby Amended & Restated Employment Agreement also requires that he keep the Company’s information confidential. In addition, he is subject to provisions related to non-competition and non-solicitation of customers and employees for the longer of (i) 12-months following termination of employment or (ii) the severance payment period.

A copy of the Searby Amended & Restated Employment Agreement is filed with this Current Report on Form 8-K as Exhibit 10.1, and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement filed with this Current Report on Form 8-K.

Item 9.01.      Financial Statements and Exhibits.

(d) Exhibits The following exhibit index lists the exhibits that are either filed or furnished with this Current Report on Form 8-K:

Exhibit Index

Exhibit No.	Description
10.1	Amended & Restated Employment Agreement, dated February 24, 2025, by and among Amalgamated Financial Corp., Amalgamated Bank, and Sean Searby
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMALGAMATED FINANCIAL CORP.

	By:	/s/ Priscilla Sims Brown
	Name:	Priscilla Sims Brown
	Title:	President and Chief Executive Officer

Date: February 27, 2025

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